Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is made as of January 7, 2022 (the “Effective Date”), by and between Bristol-Myers Squibb Company, a Delaware corporation (the “Investor”), and Century Therapeutics, Inc., a Delaware corporation (the “Company”).

RECITALS

WHEREAS, on the Effective Date, the Company and the Investor entered into a Research Collaboration and License Agreement (the “Collaboration Agreement”); and

WHEREAS, pursuant to the terms and subject to the conditions set forth in this Agreement, the Company desires to issue and sell to the Investor, and the Investor desires to subscribe for and purchase from the Company, 2,160,760 shares of common stock, $0.0001 par value per share, of the Company (the “Common Stock”); and

NOW, THEREFORE, in consideration of the following mutual promises and obligations, and for good and valuable consideration, the adequacy and sufficiency of which are hereby acknowledged, the Investor and the Company agree as follows:

Article 1
Definitions

1.1              Defined Terms. When used in this Agreement, the following terms shall have the respective meanings specified therefor below:

“2018 Stock Option and Grant Plan” shall mean the Company’s 2018 Stock Option and Grant Plan, as amended to date and as the same may be amended and/or restated from time to time.

“2021 Equity Incentive Plan” shall mean the Company’s 2021 Equity Incentive Plan, as amended to date and as the same may be amended and/or restated from time to time.

“Affiliate” shall mean, with respect to any Person, another Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. Without limiting the generality of the foregoing, a Person shall be deemed to control another Person if such Person owns, directly or indirectly, beneficially or legally, more than fifty percent (50%) of the outstanding voting securities or capital stock of such other Person, or has other comparable ownership interest with respect to any Person other than a corporation. For the purposes of this Agreement, in no event shall the Investor or any of its Affiliates be deemed Affiliates of the Company or any of its Affiliates, nor shall the Company or any of its Affiliates be deemed Affiliates of the Investor or any of its Affiliates.

“Agreement” shall have the meaning set forth in the Preamble.

“Board” shall mean the Board of Directors of the Company.

“Business Day” shall mean a day on which banking institutions in New York, New York are open for business, excluding any Saturday or Sunday.

“Change of Control” shall mean the transfer, in one transaction or a series of related transaction, as a result of which any Person or group of Persons, other than the Company, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of more than 50% of the total voting power of the voting securities of the Company.

“Closing Date” means the third Business Day following the date on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) Investor’s obligations to pay the Aggregate Purchase Price and (ii) the Company’s obligations to deliver the Purchased Shares in each case, have been satisfied or waived, or such other date as may be agreed between the Investor and the Company.

“Collaboration Agreement” shall have the meaning set forth in the Preamble.

“Company SEC Documents” shall mean the reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) required to be filed by it under the Securities Act and the Exchange Act, and any required amendments to any of the foregoing, in each case filed with the SEC prior to the date hereof (or, in the case of Section 3.11(a) only, filed with the SEC prior to, on, or after the date hereof).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“GAAP” shall mean generally accepted accounting principles in the United States.

“Governmental Authority” shall mean any multinational, federal, national, state, provincial, local or other entity, office, commission, bureau, agency, political subdivision, instrumentality, branch, department, authority, board, court, arbitral or other tribunal exercising executive, judicial, legislative, police, regulatory, administrative or taxing authority or functions of any nature pertaining to government.

“LAS” shall mean the Nasdaq Notification Form: Listing of Additional Shares.

“Law” shall mean any law, statute, rule, regulation, order, judgment or ordinance having the effect of law of any federal, national, multinational, state, provincial, county, city or other political subdivision.

“Material Adverse Effect” shall mean any change, event or occurrence that, individually or in the aggregate, results in a material adverse effect on the business, or results of operations, assets or condition of the Company and its subsidiaries taken as a whole, provided, however, that no change, event, circumstance, occurrence or development resulting from the following shall be deemed (either alone or in combination) to constitute or shall be taken into account in determining whether there has been a Material Adverse Effect: (a) changes in conditions in the United States or global economy or capital or financial markets generally, including changes in interest or exchange rates, (b) changes in general legal, regulatory, political, economic or business conditions or changes in generally accepted accounting principles in the United States or interpretations thereof, (c) acts of war, sabotage, cyber attack, military action or terrorism, or any escalation or worsening of any such acts of war, sabotage, cyber attack, military action or terrorism, (d) earthquakes, hurricanes, floods, pandemics or other natural disasters, (e) the announcement of this Agreement, the Collaboration Agreement or the transactions contemplated hereby and thereby, (f) any change in the Company’s stock price or trading volume or any failure to meet internal projections or forecasts or published revenue or earnings projections of industry analysts (provided that the underlying events giving rise to any such change shall not be excluded, except to the extent any such event is included in clause (a) through (e) of this definition); (g) any breach, violation or non-performance by the Investor or any of its Affiliates under the Collaboration Agreement, or (h) any action taken, or failed to be taken, by the Company at the request or with the consent of the Investor or otherwise in compliance with the terms of this Agreement; provided, however, that the events excluded in clauses (a), (b), (c) and (d) shall only be excluded to the extent the effects of such events are not disproportionately adverse on the Company and its subsidiaries as compared to other companies operating in the Company’s industry.

“Person” shall mean any individual, partnership, joint venture, limited liability company, corporation, firm, trust, association, unincorporated organization, Governmental Authority or other entity, as well as any syndicate or group that would be deemed to be a Person under Section 13(d)(3) of the Exchange Act.

“Rule 144” shall mean Rule 144 promulgated under the Securities Act.

“SEC” shall mean the U.S. Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Third Party” shall mean any Person other than the Investor, the Company or any Affiliate of the Investor or the Company.

“Transfer Agent” shall mean the Company’s transfer agent.

“Transaction Documents” means this Agreement, all exhibits and schedules hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder. For clarity, Transaction Documents shall not include the Collaboration Agreement.

Article 2
Purchase and Sale of Common Stock

2.1              Purchase and Sale. On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company shall issue and sell to the Investor, and the Investor shall purchase from the Company, 2,160,760 shares of Common Stock (the “Purchased Shares”), at a price per share of $23.14, for an aggregate purchase price of Fifty Million Dollars ($50,000,000) (the “Aggregate Purchase Price”). The Company shall deliver to Investor the Purchased Shares, and the Company and Investor shall deliver the other items set forth in Section 2.2 deliverable at the Closing. Upon satisfaction (or waiver in accordance hereof) of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall occur on the Closing Date at 10:00 a.m. New York time at the offices of Troutman Pepper Hamilton Sanders LLP or such other time, date and location as the parties shall mutually agree.

2.2              Deliveries.

(a)               On or prior to the Closing Date, the Company shall deliver or cause to be delivered to Investor:

(i)                 a legal opinion from Troutman Pepper Hamilton Sanders LLP, United States legal counsel to the Company, in form and substance reasonably acceptable to Investor;

(ii)              a certificate in form and substance reasonably satisfactory to the Investor and duly executed on behalf of the Company by an authorized executive officer of the Company, certifying that the conditions to Closing set forth in Section 2.3(b) of this Agreement have been fulfilled;

(iii)            a certificate, executed on behalf of the Company by its Secretary, dated as of the Closing Date, certifying the Board of Directors of the Company has approved the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Purchased Shares and that they remain in effect, certifying the current versions of the Company’s Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws and certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company; and

(iv)             Subject to Section 4.10, the Company shall instruct the Transfer Agent to issue the Purchased Shares in book entry form in the name of the Investor.

(b)              The Investor shall pay the Aggregate Purchase Price to the Company on the Closing Date by wire transfer of immediately available United States funds to the Company’s account set forth on Schedule I.

2.3              Closing Conditions.

(a)               The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met (or waived by Company):

(i)                 the representations and warranties made by the Investor in Article 4 shall be true and correct in all material respects as of the date when made and as of the Closing Date (unless any such representation or warranty speaks as of a specific date therein, in which case such representation or warranty shall be true and correct in all material respects as of such date), except for those representations and warranties that are qualified as to materiality, in which case such representations and warranties shall be true and correct in all respects as of the date when made and as of the Closing Date (unless any such representation or warranty speaks as of a specific date therein, in which case such representation or warranty shall be true and correct as of such date);

(ii)              all obligations, covenants and agreements of Investor required to be performed at or prior to the Closing Date shall have been performed in all material respects (or, to the extent obligations, covenants and agreements are qualified by materiality or Material Adverse Effect, in all respects); and

(iii)            the delivery by Investor of the Aggregate Purchase Price;

(b)              The obligations of Investor hereunder in connection with the Closing are subject to the following conditions being met (or waived by Investor):

(i)                 The representations and warranties made by the Company in Article 3 hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of such dates, except to the extent such representations and warranties (i) are already qualified by materiality, “Material Adverse Effect” or words of similar import, in which case such representations and warranties shall be true and correct as of such dates in all respects or (ii) are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date;

(ii)              all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed in all material respects (or, to the extent obligations, covenants and agreements are qualified by materiality or Material Adverse Effect, in all respects);

(iii)            the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

(iv)             From and after the Effective Date until the Closing Date, there shall have occurred no event that has caused or would reasonably be expected to cause a Material Adverse Effect;

(v)               The Purchased Shares shall be duly listed, and admitted and authorized for trading, on the Nasdaq Global Market (“Nasdaq”); and

(vi)             the sale of the Purchased Shares by the Company to the Investor hereunder shall not be prohibited by any Law.

Article 3
Representations and Warranties of the Company

The Company hereby represents and warrants of the date hereof and as of the Closing Date to the Investor as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

3.1              Organization, Good Standing and Qualification.

(a)               The Company and each of its subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing (to the extent the concept of good standing is applicable in such jurisdiction) under the laws of the jurisdiction of its incorporation and organization. The Company and each of its subsidiaries has all requisite corporate power and corporate authority to own, lease and operate its properties and assets, to carry on its business as now conducted and, in the case of the Company, (i) as proposed to be conducted as described in the Company SEC Documents, (ii) to enter into the Transaction Documents, (iii) to issue and sell the Purchased Shares and (iv) to carry out the other transactions contemplated by the Transaction Documents.

(b)              The Company is qualified to transact business and is in good standing in each jurisdiction in which the character of the properties owned, leased or operated by the Company or the nature of the business conducted by the Company makes such qualification necessary, except where the failure to be so qualified or in good standing would not reasonably be likely to have a Material Adverse Effect.

3.2              Capitalization and Voting Rights.

(a)               The authorized capital of the Company consists of: (i) 300,000,000 shares of Common Stock, of which (A) 56,555,073 shares are issued and outstanding, (B) 618,834 shares are issuable upon the exercise of outstanding stock options or restricted stock awards under the 2021 Equity Incentive Plan; (C) 5,021,877 shares are reserved for future issuance pursuant to the 2021 Equity Incentive Plan, (D) 5,545,074 shares are issuable upon the exercise of outstanding stock options or restricted stock awards under the 2018 Stock Option and Grant Plan, (E) no shares are reserved for future issuance under the 2018 Stock Option and Grant Plan, and (F) 16,112 shares are issuable upon the exercise of outstanding warrants to purchase Common Stock and (ii) 10,000,000 shares of preferred stock, $0.0001 par value per share (the “Preferred Stock”), of which no shares are issued and outstanding. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable, were issued in compliance with applicable securities Laws. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company.

(b)              There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any share capital of the Company other than those described in the Company SEC Documents or as otherwise set forth in Section 3.2(a) above.

(c)               Except as disclosed in the Company SEC Documents, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company, except for such rights as have been duly waived or expired.

(d)              The Company’s Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the SEC is contemplating terminating such registration.

(e)               Other than as described in the Company SEC Documents, no stop order or suspension of trading of the Company’s Common Stock has been imposed or to the Company’s knowledge, threatened by the Nasdaq Stock Market, the SEC or any other Governmental Authority and remains in effect.

3.3              Subsidiaries. Except as otherwise disclosed in the Company SEC Documents, the Company does not own or control, directly or indirectly, any corporation, association or other entity.

3.4              Authorization. This Agreement has been duly authorized, executed and delivered by the Company and, assuming the due execution and delivery of this Agreement by the Investor, constitutes valid and legally binding obligations of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability.

3.5              No Defaults. The Company is not (a) in violation of its Second Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws or similar organizational documents; (b) other than as described in the Company SEC Documents, in default (nor, with the giving of notice or lapse of time, would it be in default) under any indenture, loan, credit agreement, note, lease, license agreement, contract, franchise or other instrument (including, without limitation, any pledge agreement, security agreement, mortgage or other instrument or agreement evidencing, guaranteeing, securing or relating to indebtedness) to which the Company is a party or by which it may be bound, or to which any of its properties or assets are subject (an “Existing Instrument”); or (c) other than as described in the Company SEC Documents, in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its subsidiaries, except, in the case of clauses (b) and (c), for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

3.6              No Conflicts. The execution, delivery and performance of this Agreement, the issuance and sale of the Purchased Shares and the consummation of the transactions contemplated by this Agreement (a) have been duly authorized by all necessary corporate action and will not result in any violation of the Second Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws of the Company, (b) will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, or require the consent of any other party to, any Existing Instrument and (c) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company, except, in the case of clauses (b) and (c), for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

3.7              No Governmental Authority or Third Party Consents. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the execution, delivery and performance by the Company of this Agreement or the issuance and sale of the Purchased Shares, except (a) such filings as may be required to be made with the SEC or with any state blue sky or securities regulatory authority, which filings shall be made in a timely manner in accordance with all applicable Laws, and (b) with respect to the Purchased Shares, the filing with the Nasdaq Stock Market of, and the absence of unresolved issues with respect to, an LAS and, if required, a Nasdaq Shares Outstanding Change Form.

3.8              Valid Issuance of the Purchased Shares. The Purchased Shares have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company against payment therefor, will be validly issued, fully paid and non-assessable, and the issuance and sale of the Purchased Shares is not subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase Common Stock.

3.9              Litigation. Except as disclosed in the Company SEC Documents, there is (i) no action, suit, proceeding or (with respect to which the Company or any of its subsidiaries has received notice) investigation pending, or, to the Company’s knowledge, threatened, against the Company or any of its subsidiaries and (ii) no action, suit, proceeding or investigation which the Company or any of its subsidiaries intends to initiate, in either case which has had or is reasonably likely to have a Material Adverse Effect. No labor dispute exists or, to the knowledge of the Company, is threatened, against the Company or any of its subsidiaries which has had or is reasonably likely to have a Material Adverse Effect.

3.10          Regulatory Permits. The Company and each of the subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the Company SEC Documents, except where the failure to possess such permits would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (“Material Permits)”, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification in any material respect of any Material Permit.

3.11          The Company SEC Documents; Financial Statements; Nasdaq Stock Market.

(a)               As of their respective filing dates each of the Company SEC Documents complied in all material respects with the requirements of the Securities Act, the Exchange Act, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents, and no Company SEC Documents when filed, declared effective or mailed, as applicable, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. There are no outstanding or unresolved comments in comment letters received from the SEC or its staff.

(b)              The financial statements of the Company included in its Registration Statement on Form S-1, dated May 28, 2021, as amended, and in each of its quarterly reports on Form 10-Q for the quarterly periods ended June 30, and September 30 of the current fiscal year filed with the SEC as of the date of this Agreement present fairly the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods covered thereby, except as otherwise disclosed therein and, in the case of unaudited, interim financial statements, subject to normal year-end audit adjustments and the exclusion of certain footnotes, and any supporting schedules included in the Company SEC Documents present fairly the information required to be stated therein.

(c)               The Common Stock is listed on the Nasdaq Stock Market, and the Company has taken no action designed to, or which is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Nasdaq Stock Market. Other than as described in the Company SEC Documents, the Company has not received any notification that, and has no knowledge that, the SEC or the Nasdaq Stock Market is contemplating terminating such listing or registration.

(d)              Other than as described in the Company SEC Documents, since the end of the Company’s most recent audited fiscal year, there have been no significant deficiencies or material weakness in the Company’s internal control over financial reporting (whether or not remediated) and no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. Other than as described in the Company SEC Documents, the Company is not aware of any change in its internal control over financial reporting that has occurred during its most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(e)               The Company maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) that (i) are designed to ensure that material information relating to the Company, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the 1934 Act are being prepared; (ii) have been evaluated by management of the Company for effectiveness as of the end of the Company’s most recent fiscal quarter; and (iii) are effective in all material respects at the reasonable assurance level to perform the functions for which they were established The Company has conducted evaluations of the effectiveness of its disclosure controls as required by Rule 13a-15 of the Exchange Act.

(f)                Other than as described in the Company SEC Documents, there is and has been no material failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

3.12          Absence of Certain Changes. Since September 30, 2021 and other than as described in the Company SEC Documents, (a) there has not occurred any event that has caused or would reasonably be expected to cause a Material Adverse Effect on the Company and its subsidiaries, taken as a whole; (b) the Company has not entered into any transactions not in the ordinary course of business that are material, individually or in the aggregate, to the Company; and (c) there has not been any material decrease in the share capital or any material increase in any short-term or long-term indebtedness of the Company and there has been no dividend or distribution of any kind declared, paid or made by the Company or any repurchase or redemption by the Company of any class of share capital.

3.13          Offering. Subject to the accuracy of the Investor’s representations set forth in Article 4, the offer, sale and issuance of the Purchased Shares to be issued in conformity with the terms of this Agreement constitute transactions which are exempt from the registration requirements of the Securities Act and from all applicable state registration or qualification requirements. Neither the Company nor any Person acting on its behalf will take any action that would cause the loss of such exemption.

3.14          No Integration. The Company has not, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Purchased Shares in a manner that would require registration of the Purchased Shares under the Securities Act.

3.15          Intellectual Property. The representations and warranties of the Company set forth in Section 10.2 of the Collaboration Agreement are incorporated into this Agreement, except that no representation or warranty set forth in Section 10.2 related to future events or the Company’s future actions is incorporated into this Agreement.

3.16          U.S. Real Property Holding Corporation. The Company is not a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended.

3.17          Bank Holding Company Act. Neither the Company nor any of its subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended and to regulation by the Board of Governors of the Federal Reserve System.

3.18          Money Laundering. The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

3.19          Brokers’ or Finders’ Fees. There is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

3.20          Investment Company. The Company is not and, immediately after giving effect to the offering and sale of the Purchased Shares and the application of the proceeds thereof, will not be required to register as an “investment company” under the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

3.21          No General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Purchased Shares by any form of general solicitation or general advertising. The Company has offered the Purchased Shares for sale only to the Investor.

3.22          Regulation M Compliance. The Company has not taken, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Purchased Shares.

Article 4
Representations and Warranties of the Investor

The Investor hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

4.1              Organization; Good Standing. The Investor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Investor has all requisite corporate power and corporate authority to enter into this Agreement, to purchase the Purchased Shares and to perform its obligations under and to carry out the other transactions contemplated by this Agreement.

4.2              Authorization.

(a)               The Investor has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken.

(b)              This Agreement has been duly executed and delivered by the Investor and, assuming the due execution and delivery of this Agreement by the Company, constitutes valid and legally binding obligations of the Investor, enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability.

4.3              No Conflicts. The execution, delivery and performance of this Agreement, the subscription for and purchase of the Purchased Shares and the consummation of the transactions contemplated by this Agreement will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Investor pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Investor is a party, by which the Investor is bound or to which any of the property or assets of the Investor is subject, (b) result in any violation of the provisions of the certificate of incorporation or by-laws or similar organizational documents of the Investor or (c) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Investor or any of its subsidiaries, except, in the case of clauses (a) and (c), for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a material adverse effect on the Investor’s ability to perform its obligations or consummate the transactions contemplated hereby in accordance with the terms of this Agreement.

4.4              No Governmental Authority or Third Party Consents. No consent, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Investor of this Agreement or with the subscription for and purchase of the Purchased Shares.

4.5              Purchase Entirely for Own Account. The Investor is subscribing for the Purchased Shares as principal and acknowledges that the Purchased Shares shall be acquired for investment for the Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Investor has no present intention of selling, granting any participation or otherwise distributing the Purchased Shares. The Investor can bear the economic risk of an investment in the Purchased Shares indefinitely and a total loss with respect to such investment. The Investor does not have any contract, undertaking, agreement, arrangement or understanding with any Person to sell, transfer or grant participation to a Person any of the Purchased Shares.

4.6              Disclosure of Information. The Investor has received or has had reasonable access to all the information from the Company and its management that the Investor considers necessary or appropriate for deciding whether to purchase the Purchased Shares hereunder. The Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the Company, its financial condition, results of operations and prospects and the terms and conditions of the offering of the Purchased Shares sufficient to enable it to evaluate its investment. The Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed decision with respect to its acquisition of the Purchased Shares.

4.7              Investment Experience and Accredited Investor Status. The Investor is an “accredited investor” (as defined in Regulation D under the Securities Act). The Investor has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Purchased Shares to be purchased hereunder.

4.8              Acquiring Person. Neither the Investor nor any of its Affiliates beneficially owns (in each case, as determined pursuant to Rule 13d-3 under the Exchange Act without regard for the number of days in which a Person has the right to acquire such beneficial ownership, and without regard to the Investor’s rights under this Agreement), any securities of the Company.

4.9              Restricted Securities. The Investor understands that the Purchased Shares, when issued, shall be “restricted securities” under U.S. federal securities Laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such Laws the Purchased Shares may be resold without registration under the Securities Act only in certain limited circumstances. The Investor represents that it is familiar with Rule 144, as presently in effect.

4.10          Legends. The Investor understands that any certificates representing the Purchased Shares shall bear the following legends:

(a)               “These securities have not been registered under the Securities Act of 1933. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under the Securities Act or an opinion of counsel (which counsel shall be reasonably satisfactory to the Company) that such registration is not required or unless sold pursuant to Rule 144 of the Securities Act.”;

(b)              “These securities are subject to transfer restrictions set forth in a Securities Purchase Agreement by and between Century Therapeutics, Inc. and Bristol-Myers Squibb Company. Unless permitted by the Company, the holder of these securities is not permitted to trade these securities until January 7, 2023”; and

(c)               any legend required by applicable state securities Laws.

4.11          Company SEC Documents. The Investor has reviewed the Company SEC Documents.

Article 5
Covenants and Agreements

5.1              Market Listing. The Company shall use all commercially reasonable efforts to effect the listing of the Purchased Shares on the Nasdaq Stock Market, including submitting the LAS to the Nasdaq Stock Market.

5.2              Lock-Up Agreement. Until the first anniversary of the Effective Date (the “Lock-Up Period”), without the prior approval of the Company, the Investor shall not, and shall cause its controlled Affiliates not to (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale or, or otherwise dispose of or transfer any of the Purchased Shares (together with (i) any shares of Common Stock issued in respect thereof as a result of any stock split, stock dividend, share exchange, merger, consolidation, or similar recapitalization and (ii) any shares of Common Stock issued as (or issuable upon the exercise of any warrant or other securities that is issued as) a dividend or other distribution with respect to, or in exchange or in replacement of, the Purchased Shares (the “Lock-Up Securities”)), including, without limitation, any “short sale” or similar arrangement, or (b) enter into any swap or any other agreement or any transaction that transfer, in whole or in part, directly or indirectly, the economic consequence of ownership of the Purchased Shares, whether any such swap or transaction is to be settled by deliver of securities, in cash or otherwise; provided, however, that the foregoing shall not (i) prohibit the Investor or its Affiliates from transferring Lock-Up Securities to an Affiliate of the Issuer if such transferee Affiliate executes an agreement with the Company to be bound by the restrictions set forth in this Section 5.2 and Section 5.3; (ii) prohibit the Investor or its Affiliates from selling or otherwise disposing of or transferring Lock-Up Securities into a tender offer by a Third Party or an issuer tender offer by the Company; and (iii) restrict any sale or other disposal or transfer of Common Stock which are not Lock-Up Securities held by an executive officer or director of the Investor for his or her personal account, or that may occur (or be deemed to occur) in connection with a Change of Control of the Investor (replacing references to “the Company” with “the Investor” in the definition of “Change of Control”). Transfers, sales and other disposals referred to in clauses (i) through (iii) are referred to in this Agreement as “Excluded Transfers”.

5.3              Sale Volume Limitation. Subject to the restrictions set forth in Section 5.2, the Investor agrees that, except for any Excluded Transfer, it shall not, and shall cause its controlled Affiliates not to, dispose of any shares of Common Stock at any time after the expiration of the Lock-Up Period, except: (i) in a manner consistent with Rule 144 under the Securities Act, (ii) pursuant to privately negotiated sales in transactions exempt from the registration requirements under the Securities Act except to any Person who after such acquisition would beneficially own more than five percent (5%) of the Company’s Common Stock then outstanding and to knowledge of the Investor, after reasonable inquiry, would report its ownership position on Schedule 13D (or successor form), or (iii) in any transaction approved in writing by the Company.

5.4              Standstill. Without the prior approval of the Company, during the Research Term (as defined in the Collaboration Agreement) and for one (1) year thereafter, the Investor agrees that it will not, and will cause its Affiliates to not, directly or indirectly:

(a)               purchase, offer to purchase, or agree to purchase or otherwise acquire beneficial ownership (as determined in accordance with Rule 13d-3 and Rule 13d-5 under the Exchange Act) of any Common Stock, or any securities convertible or exchangeable into Common Stock, excluding the Lock-Up Securities;

(b)              make, or participate in, any solicitation of proxies to vote any voting securities of the Company or any of its subsidiaries, or propose to change or control the management or board of directors of the Company by use of any public communication to holders of securities intended for such purpose; provided, however, that nothing in this Section 5.4 shall limit the Investor’s ability to vote or transfer (subject to Sections 5.2 and 5.3) its Common Stock;

(c)               make a public proposal for a Change of Control, including a merger, consolidation or other business combination transaction or tender offer related thereto, or the purchase of all or substantially all of the assets of the Company and its subsidiaries; or

(d)              knowingly encourage, accept, or support a tender or exchange offer proposal by any Person other than the Investor, the consummation of which would result in a Change of Control.

Notwithstanding anything to the contrary contained in this Agreement, (i) if at any time (A) a Third Party enters into an agreement with the Company contemplating a Change of Control, including a merger, consolidation or other business combination transaction or tender offer related thereto, or the purchase of all or substantially all of the assets of the Company and its subsidiaries, or publicly announces its intention to do so, or (B) a Third Party commences, or publicly announces an intention to commence, a tender, exchange, or offer that, if consummated, would result in a Change of Control, then the foregoing restrictions set forth in this Section 5.4 shall terminate and be of no further force or effect; (ii) the Investor shall not be precluded from making any confidential offers or proposals to the Board in a manner reasonably believed not to require the Company to make a public announcement of such offer or proposal; provided that the Investor shall not publicly disclose any such offers or proposals unless required by applicable law or the rules or regulations of the SEC or any securities exchange; (iii) the Investor and its Affiliates shall not be precluded from (A) acquiring securities of, or from entering into any merger or other business combination with, another Person which beneficially owns securities of the Company; provided, that the purpose of entering into such transaction is not to circumvent the terms in this Section 5.4; or (B) owning or acquiring interests in mutual funds or similar entities that own capital stock of the Company; and (iv) nothing in this Agreement shall prohibit passive investments by pension or employee benefit plans of the Investor.

5.5              Legend Removal.

(a)               Certificates evidencing the Purchased Shares shall not contain the legend set forth in 4.10(a): (i) following any sale of such Purchased Shares pursuant to Rule 144; (ii) if such Purchased Shares are eligible for sale under Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Purchased Shares and without volume or manner-of-sale restrictions under Rule 144; or (iii) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC).

(b)              The Company agrees that at such time as any legend set forth in Section 4.10 is no longer required under this Section 5.5, the Company will, no later than three (3) Business Days following the delivery by the Investor to the Company, or notice by the Investor to the Company of delivery by the Investor to the Transfer Agent of a certificate representing Purchased Shares issued with such legend (together, in the case of Section 5.5(a)(i), with any legal opinion required by the Transfer Agent), deliver or cause to be delivered to the Investor a certificate representing such Purchased Shares that is free from such legend, or, in the event that such shares are uncertificated, remove any such legend in the Company’s share records. The Company further agrees that it shall, upon written request by the Investor, cause its counsel to issue to the Transfer Agent, if required by the Transfer Agent, a "blanket" legal opinion or other letter to allow sales without restriction in the cases of Section 5.5(a)(ii) and (iii) and provide all other opinions of counsel as may reasonably be required by the Transfer Agent in connection with the removal of legends pursuant to Section 5.5(a)(ii) and (iii). Any fees (with respect to the Transfer Agent or, Company counsel or otherwise) associated with the issuance of the opinion or the removal of the legends as contemplated by the preceding sentence shall be borne by the Company. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in Section 4.10.

Article 6
Miscellaneous

6.1              Governing Law; Dispute Resolution. This Agreement shall be governed by and construed in accordance with the Laws of the State of New York, without regard to the conflict of laws principles thereof that would require the application of the Law of any other jurisdiction. Any disputes as to matters arising out of or in connection with this Agreement will be subject to the procedures set forth in Section 13.5 of the Collaboration Agreement.

6.2              Waiver. Neither party may waive or release any of its rights or interests in this Agreement except in writing. The failure of either party to assert a right hereunder or to insist upon compliance with any term of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition. No waiver by either party of any condition or term in any one or more instances shall be construed as a continuing waiver of such condition or term or of another condition or term except to the extent set forth in writing.

6.3              Notices. All notices which are required or permitted hereunder shall be provided in accordance with Section 13.3 of the Collaboration Agreement.

6.4              Entire Agreement. This Agreement and the Collaboration Agreement, together with the schedules and exhibits thereto, set forth all the covenants, promises, agreements, warranties, representations, conditions and understandings between the parties and supersede and terminate all prior agreements and understanding between the parties. There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the parties other than as set forth in this Agreement and the Collaboration Agreement. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the parties unless reduced to writing and signed by the respective authorized officers of the parties.

6.5              Headings; Pronouns; Section References. Headings and any table of contents used in this Agreement are for convenience only and shall not in any way affect the construction of or be taken into consideration in interpreting this Agreement. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa. References in this Agreement to a section or subsection shall be deemed to refer to a section or subsection of this Agreement unless otherwise expressly stated.

6.6              Severability. If, under applicable Laws, any provision of this Agreement is invalid or unenforceable, or otherwise directly or indirectly affects the validity of any other material provision(s) of this Agreement in any jurisdiction (“Modified Clause”), then, it is mutually agreed that this Agreement shall endure and that the Modified Clause shall be enforced in such jurisdiction to the maximum extent permitted under applicable Laws in such jurisdiction; provided that the parties shall consult and use all reasonable efforts to agree upon, and hereby consent to, any valid and enforceable modification of this Agreement as may be necessary to avoid any unjust enrichment of either party and to match the intent of this Agreement as closely as possible, including the economic benefits and rights contemplated in this Agreement.

6.7              Assignment. Except for an assignment of this Agreement or any rights hereunder by the Investor to an Affiliate, neither this Agreement nor any of the rights or obligations hereunder may be assigned by either the Investor or the Company without (a) the prior written consent of the Company in the case of any assignment by the Investor or (b) the prior written consent of the Investor in the case of an assignment by the Company.

6.8              Parties in Interest. All of the terms and provisions of this Agreement shall be binding upon, and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors, heirs, administrators and permitted assigns.

6.9              Counterparts. This Agreement may be signed in counterparts, each and every one of which shall be deemed an original, notwithstanding variations in format or file designation which may result from the electronic transmission, storage and printing of copies from separate computers or printers. Facsimile signatures and signatures transmitted via PDF or DocuSign shall be treated as original signatures.

6.10          Third Party Beneficiaries. None of the provisions of this Agreement shall be for the benefit of or enforceable by any Third Party, including any creditor of any party hereto. No Third Party shall obtain any right under any provision of this Agreement or shall by reason of any such provision make any claim in respect of any debt, liability or obligation (or otherwise) against any party hereto.

6.11          No Strict Construction. This Agreement has been prepared jointly and will not be construed against either party.

6.12          Remedies. The rights, powers and remedies of the parties under this Agreement are cumulative and not exclusive of any other right, power or remedy which such parties may have under any other agreement or Law. No single or partial assertion or exercise of any right, power or remedy of a party hereunder shall preclude any other or further assertion or exercise thereof.

6.13          Expenses. Each party shall pay its own fees and expenses in connection with the preparation, negotiation, execution and delivery of this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties intending to be bound have caused this Securities Purchase Agreement to be executed by their duly authorized representatives as of the Effective Date.

CENTURY THERAPEUTICS, INC.

By:	/s/ Osvaldo Flores, Ph.D.
Name: Osvaldo Flores, Ph.D.
Title: President and Chief Executive Officer

BRISTOL-MYERS SQUIBB COMPANY

By:	/s/ Elizabeth Mily
Name: Elizabeth Mily
Title: Executive Vice President, Strategy and Business Development

[Signature Page to Securities Purchase Agreement]